UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): June 20, 2025
Commission File Number 001-39223
SADOT GROUP INC.
(Exact name of small business issuer as specified in its charter)

Nevada	47-2555533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
295 E. Renfro Street, Suite 209, Burleson Texas 76028
(Address of principal executive offices)
(832) 604-9568
(Issuer’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SDOT	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

On June 20, 2025, Sadot Group Inc. (the “Company”) entered into a Securities Purchase Agreement (the "Purchase Agreement") with two accredited investors. Pursuant to the Purchase Agreement, the Company issued and sold to the lenders convertible promissory notes (the "June 2025 Notes") in the aggregate principal amount of $354,200, which includes an original issue discount of $46,210, for an aggregate purchase price of $307,990. The June 2025 Notes bear a one-time interest charge of 12% applied on the issuance date and mature on April 30, 2026. The Company is obligated to make five monthly payments starting December 30, 2025, with the first payment of $198,351 and the subsequent four payments of $49,588 each. A five-day grace period applies to each payment, and a missed payment constitutes an event of default thereunder. The Company may prepay the June 2025 Notes in full during specified periods with no penalty, at a prepayment percentage of 95% within the first 60 days, 97% from days 61 to 120, and 98% from days 121 to 180 following the issuance date, in each case of the principal amount of the June 2025 Notes, together with accrued but unpaid interest. Following an event of default and after 180 days from the issuance date, the lenders may convert all or part of the outstanding principal and accrued but unpaid interest into shares of the Company’s common stock at a conversion price equal to the greater of $1.00 or 75% of the lowest closing bid price during the ten trading days prior to the conversion date. Conversion is subject to a 4.99% beneficial ownership limitation, which cannot be waived, and a 19.99% issuance cap unless shareholder approval is obtained. Upon an event of default, the June 2025 Notes become immediately due, and the Company must pay 150% of the outstanding principal, accrued interest, default interest (22% per annum), and other amounts owed. If a conversion-related default occurs post-event of default, this percentage increases to 175%. Events of default include failure to pay principal or interest, failure to issue conversion shares, breaches of covenants, bankruptcy, delisting from major exchanges, and failure to comply with reporting requirements under the Securities and Exchange Act of 1934.

The Purchase Agreement and the June 2025 Note are filed as Exhibits 10.1 and 4.1 to this Current Report on Form 8-K.

The offer and sale of securities listed above were made to an accredited investor and the Company relied upon the exemptions contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated there under with regard to those sales. No advertising or general solicitation was employed in offering the securities. The offers and sales were made to one party, an accredited investor, and transfer of the securities issued was restricted by the Company in accordance with the requirements of the Securities Act of 1933, as amended.
Item 9.01 Financial Statements and Exhibits
(d)Index of Exhibits

Exhibit No.	Description
4.1	Form of Promissory Note dated June 20, 2025
10.1	Form of Securities Purchase Agreement between Sadot Group Inc. and accredited investors dated June 20, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SADOT GROUP INC.

	By:	/s/ Chagay Ravid
	Name:	Chagay Ravid
	Title:	Chief Executive Officer

Date: June 26, 2025